STOCK PURCHASE AGREEMENT

         This STOCK PURCHASE AGREEMENT (the "Agreement") dated as of March 17, 1999, by and among Data Transmission Network Corporation, a Delaware corporation ("DTN"), DTN Acquisition, Inc., a Nebraska corporation ("Buyer"), Asset Growth Corporation, a Delaware corporation (the "Company"), Marcia C. Kennedy ("Kennedy"), Scott L. Brown ("Brown"), and the persons listed in Schedule 1 attached hereto (collectively the "Sellers" and individually a "Seller").

                                    RECITALS:

         WHEREAS, each Seller is the owner, beneficially and of record, of the number of shares of the Common Stock of the Company set forth opposite his or her name on Schedule 1 attached hereto, and Sellers are the owners, in the aggregate, of all of the issued and outstanding capital stock of the Company;

         WHEREAS, Buyer wishes to purchase from Sellers and Sellers wish to sell to Buyer all of the issued and outstanding capital stock of the Company upon and subject to the terms and conditions set forth herein;

         WHEREAS, DTN, Kennedy, Brown and the Company are all of the parties to that certain Purchase Agreement dated October 14, 1998, as amended by the Amendment to Agreements (the "Amendment") dated January 1, 1999, among DTN, Buyer, Kennedy, Brown and the Company (such Purchase Agreement, as modified by the Amendment, being referred to herein as the "Master Agreement");

         WHEREAS, Buyer and the Company are all of the parties to that certain Management Agreement dated October 14, 1998, as modified by the Amendment (as amended, the "Management Agreement") providing for the Company to manage for Buyer the business conducted by Paragon Software, Inc., an Illinois corporation ("Paragon"); and

         WHEREAS, the parties hereto wish to terminate the Master Agreement and the Management Agreement upon the consummation of the transactions contemplated by this Agreement;

         NOW, THEREFORE, in consideration of the premises and the mutual representations, warranties and agreements herein contained, Buyer and Sellers agree as follows:

                                    ARTICLE I

                                 SALE OF SHARES

         1.01 Sale of Shares. Subject to the terms and conditions herein stated, each Seller agrees to sell, assign, transfer and deliver to Buyer on the Closing Date (as defined herein), free and clear of any and all liens, claims and encumbrances, good, valid and marketable title to all of the shares of capital stock of the Company owned by such Seller as set forth opposite his or her name on Schedule 1 (all of such shares to be sold to Buyer hereunder being the "Shares"), and Buyer agrees to purchase the Shares from Sellers on the Closing Date. The certificates representing the Shares shall be duly endorsed in blank, or accompanied by stock powers duly executed in blank, by Sellers.

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         1.02  Price.  In full  consideration  for the  purchase by Buyer of the
Shares, Buyer shall at the Closing pay to the Sellers in good funds the aggregate amount of $3,744,183 (the "Cash Purchase Price"). Each Seller shall receive that percentage of the Cash Purchase Price as set forth opposite such Seller's name on Schedule 1 attached hereto. As additional consideration, effective immediately prior to the Closing, DTN hereby forgives all advances paid to the Company pursuant to Section 3(b) of the Management Agreement.

         1.03 Closing. The sale referred to in Section 1.01 (the "Closing") shall take place at the office of DTN in Omaha, Nebraska, on the date of the execution of this Agreement, or at such later date as the parties hereto shall by written instrument designate. Such time and date are herein referred to as the "Closing Date".

                                   ARTICLE II

                    REPRESENTATIONS AND WARRANTIES OF SELLERS

         As of the date hereof (except as otherwise specified herein) and as of the Closing Date, each Seller jointly and severally represents and warrants to Buyer as follows:

         2.01 Organization and Qualification. At the Closing Date, the Company will be a corporation duly organized, validly existing and in good standing under the laws of Delaware and will have all requisite power and authority to own, lease and operate its properties and to carry on its business as now being conducted. Texas is the only jurisdiction in which the Company is qualified or licensed to do business. Buyer has heretofore received true and complete copies of the Certificate of Incorporation and By-laws (or other similar charter documents), as currently in effect, of the Company.

         2.02 Capitalization; Title to Stock. The authorized capital stock of the Company consists of (i) 75,000,000 shares of common stock, $0.01 par value per share (the "Common Stock"), of which the Shares are the only shares of Common Stock issued and outstanding as of the date hereof and (ii) 10,000,000 shares of preferred stock, $3.00 par value per share, of which no shares are outstanding. Sellers are the record owners of all the Company's outstanding shares of Common Stock. All of the outstanding shares of Common Stock of the Company are duly authorized, validly issued, fully paid and nonassessable. Except for the sale to Buyer as contemplated by this Agreement, there are no outstanding options, warrants, calls or other rights to subscribe for or purchase or acquire from the Company or Sellers or any affiliate of the Company, or any plans, contracts or commitments providing for the issuance of, or the granting of rights to acquire (i) any capital stock of the Company or (ii) any securities convertible into or exchangeable for any capital stock of the Company. The Company is not contractually obligated to repurchase, redeem or otherwise acquire any of its outstanding shares of capital stock. Each Seller represents and warrants only with respect to that Seller and not with respect to any other Seller, that such Seller (i) has good, valid and marketable title, beneficially and of record, to the respective Shares set forth opposite his, her or its name on Schedule 1 attached hereto, free and clear of all liens, encumbrances and rights of others, (ii) is in rightful possession of duly and validly authorized and issued certificates evidencing his, her or its ownership of record of such Shares, and (iii) at the Closing Date, will have full right, power and authority to sell, transfer, convey and deliver to Buyer, in accordance with the terms of this Agreement, good, valid and marketable title, beneficially and of record, to all of such Shares being sold by such Seller to Buyer hereunder, free and clear of all liens, encumbrances and rights of others.

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         2.03 Subsidiaries. The Company has no subsidiaries. Except as set forth on Schedule 2.03, there is no corporation, partnership, joint venture or other person or entity in which the Company, directly or indirectly, has, or pursuant to any agreement or agreements has or will have, a right or obligation to acquire or make by any means, an interest or investment (including, without
limitation,  equity  ownership,   proprietary  interest,  loans,  guarantees  of
indebtedness and other similar obligations).

         2.04 Authority Relative to the Transactions Contemplated by this Agreement. At the Closing Date, each Seller will have full power, capacity and authority (corporate or otherwise) to execute and deliver this Agreement and to consummate the transactions contemplated hereby. At the Closing Date, the execution and delivery of this Agreement and the consummation of the transactions contemplated hereby will have been duly and validly authorized on behalf of all Sellers and no other proceedings on behalf of Sellers are or will be necessary to approve and authorize the execution and delivery of this Agreement and the consummation of the transactions contemplated hereby. This Agreement has been duly and validly executed and delivered by Sellers, and (assuming the valid execution and delivery of this Agreement by Buyer) at the Closing Date will constitute a legal, valid and binding agreement of Sellers, enforceable against Sellers in accordance with its terms, subject to bankruptcy, insolvency, reorganization, moratorium and other laws of general applicability relating to or affecting creditors' rights and to general principles of equity.

         2.05  Consents  and  Approval;  No  Violation.  Except  as set forth on
Schedule 2.05, neither the execution and delivery of this Agreement by Sellers, nor the consummation of the transactions contemplated hereby, nor compliance by any Seller with the provisions hereof, will (i) require the Company or any Seller to file or register with, notify, or obtain any permit, authorization, consent or approval of, any governmental or regulatory authority except for those requirements which become applicable to the Company as a result of the specific regulatory status of Buyer or as a result of any other facts that specifically relate to the business activities in which Buyer is engaged; (ii) conflict with or breach any provision of the Certificate of Incorporation, By-laws or trust agreement (or other similar governing documents) of the Company or any Seller; (iii) violate or breach a provision of, or constitute a default (or an event which, with notice or lapse of time or both would constitute a default) under, any of the terms, covenants, conditions or provisions of any note, bond, mortgage, indenture, deed of trust, license, franchise, permit, lease, contract, agreement or other instrument, commitment or obligation to which the Company or any Seller is a party, or by which the Company or any Seller or any of their respective properties or assets may be bound; or (iv) violate any order, writ, injunction, decree or judgment of any court or governmental authority applicable to the Company or any Seller or any of their material assets.

         2.06 Balance Sheet. Sellers have delivered to Buyer the unaudited balance sheet of the Company as of February 28, 1999 (the "Balance Sheet"). The Balance Sheet (i) has been prepared in accordance with the books and records of the Company, and (ii) presents fairly the financial position of the Company as of such date.

         2.07 Undisclosed Liabilities. Except (i) as provided for in the Balance Sheet, (ii) as disclosed in Schedule 2.07 or as specifically identified on other Schedules to this Agreement or (iii) for liabilities owed to Buyer or DTN, the Company has no liabilities or obligations of any kind or nature, whether known

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

or unknown or secured or unsecured (whether absolute, accrued, contingent or otherwise, and whether due or to become due).

         2.08  Absence  of Certain  Changes  or  Events.  Except as set forth in
Schedule 2.08, or as disclosed in the other Schedules hereto, the Company has not (i) suffered any material adverse change in its assets, liabilities, business, prospects, results of operations or financial condition, (ii) suffered any damage, destruction or casualty loss adversely affecting any material assets of the Company, or (iii) entered into any transaction, or conducted its business or operations, other than in the ordinary and usual course of business, consistent with past practices.

         2.09 Title and Related Matters. Except for the lease of office space at Anchor Executive Center - River Oaks (the "Office Lease"), which expires on November, 30 1999, the Company does not own or lease any real property or office space. Except for the assignments of the Office Lease and Furniture Lease (as herein defined) to Sellers as provided in this Agreement, all of the properties, rights and assets, tangible and intangible, now used in or, to the best knowledge of Sellers, necessary for the conduct by the Company of its business as presently conducted will be indirectly transferred to Buyer by its purchase of the Shares. The interests of the Company in its properties, rights and assets (whether owned or as a lessee) are free and clear of all Liens other than (i) Liens for taxes not yet due, (ii) Liens which do not affect the use by, or value to, the Company of its rights and assets, or (iii) Liens set forth on Schedule
2.09. The term "Liens" shall mean any pledge, lien, security interest, conditional sale agreement, or other similar encumbrance.

         2.10  Material  Contracts.  Except as set forth in Schedule  2.10,  the
Company does not have nor is it bound by (a) any agreement, contract or commitment relating to the employment of any person by the Company, or any bonus, commission, severance or termination pay, deferred compensation, pension, profit sharing, stock option, employee stock purchase, retirement or other employee benefit plan, (b) any agreement, indenture or other instrument which contains restrictions with respect to payment of dividends or any other distribution in respect of its capital stock, (c) any agreement, contract or commitment relating to capital expenditures, (d) any loan or advance to, or investment in, any other person other than cash advances in the ordinary course of business consistent with past practice, or any agreement, contract or commitment relating to the making of any such loan, advance or investment except for cash advances in the ordinary course of business consistent with past practice, (e) any debt obligation for borrowed money or any guarantee or other contingent liability in respect of any indebtedness or obligation of any other person (other than the endorsement of negotiable instruments for collection and other similar transactions in the ordinary course of business), (f) any management, distributorship, sales, service (personal or otherwise), consulting or any other similar type of contract, (g) any agreement, contract or commitment limiting the freedom of the Company to engage in any line of business or to compete with any other person or in any area, (h) any other agreement, contract or commitment which is not cancelable without penalty within 30 days, (i) any outstanding powers of attorney or proxies granted to any person for any purpose whatsoever, (j) any contract or oral or written agreement for the acquisition of any other person, (k) any agreement as to which the United States Government, any state, local or municipal government or any foreign government or any agency or instrumentality of any of the foregoing is a party, exclusive of any such agreement which contains solely the provisions set forth in a form contract used by the Company in its ordinary course of business, which forms have been previously made available to Buyer, or (l) any proposed contract or agreement which upon acceptance of a customer or third party would create a binding

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obligation  upon the Company and which would not be cancelable  without  penalty within thirty (30) days (all such oral or written agreements, contracts, arrangements and commitments are hereinafter referred to as the "Material Contracts"). True, complete and correct copies of all such written contracts, commitments, agreements or arrangements described on Schedule 2.10 will have been made available to Buyer prior to Closing. Schedule 2.10 contains a complete list of all such oral contracts, agreements, commitments or arrangements and identifies which of such contracts are oral in nature. Except as set forth on
Schedule 2.10, there is not, under any of the Material Contracts, any default or event which, with notice or lapse of time or both, would constitute a default on the part of the Company. Neither the Company nor any Seller has received any notice from the other party to such Material Contracts of the termination or threatened termination thereof and no Seller knows of the occurrence of any event which would allow such other party to terminate such Material Contract except as otherwise disclosed in the Schedules hereto. Except as set forth on
Schedule 2.10 or any other Schedule hereto, no indebtedness of the Company will be accelerated by its terms, or result from the consummation of the transactions contemplated hereby. Schedule 2.10 contains a complete list of all agreements providing for the payment of severance pay to employees of the Company (the "Termination Benefits Agreements"). Except as expressly indicated on Schedule 2.10, no event has occurred under any of the Termination Benefits Agreements which alone or upon the giving of notice or the passage of time or both would obligate the Company to make any payment under any of the Termination Benefits Agreements.

         2.11 Leases. Except for the lease of office furniture from Aaron Rents, Inc. (the "Furniture Lease"), which expires on May 23, 1999, and the Office Lease, the Company is not a party (as lessee) to any other lease. All rents and additional rent due to the Closing Date on such leases have and will have been paid and in each case, the lessee has been in peaceable possession since the commencement of the original term of such lease or arrangement and is not in default thereunder. Except as set forth on Schedule 2.11, there is not, with respect to leases referred to above, any existing default, or an event of default, or event which, with or without notice or lapse of time or both, would constitute a default or an event of default, on the part of the Company.

         2.12 Proprietary  Rights;  Computer  Programs,  Databases and Software.
Schedule 2.12 contains a complete list of all trademarks, trade names, assumed names, service marks, logos, patents, copyrights and copyright registration, and any applications for registration therefor presently owned or held by the Company or with respect to which the Company owns or holds any license or other direct or indirect interest (collectively, the "Proprietary Rights"); and no other Proprietary Rights are used in or are necessary for the conduct of the business of the Company as such business is presently conducted. Unless otherwise indicated in such Schedule 2.12 the Company owns sufficient right, title and interest in and to the material Proprietary Rights for the conduct of its business. No material Proprietary Rights used by the Company conflict with or infringe the rights of any other person. No claims have been asserted by any person with respect to the ownership, validity, license or use of the Proprietary Rights and no Seller knows of any basis for such claim. The Company has taken all measures which it believes to be appropriate to maintain and protect the Proprietary Rights. The Company has the right to use all material Proprietary Rights, to provide and sell the services and products provided and sold by it, and to conduct its business as heretofore conducted, and, except as set forth on Schedule 2.12, the consummation of the transactions contemplated hereby will not alter or impair any such rights. Except as set forth on Schedule 2.12, no person is known to be infringing on or violating the Proprietary Rights used by the Company. Except in the ordinary course of its business or as set

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forth in Schedule 2.12, the Company has not sold, licensed,  leased or otherwise transferred or granted any interest or rights to any of its computer programs, databases or software to any other person. The occurrence in or use by such computer programs, databases and software of dates on or after January 1, 2000 ("Millennial Dates") will not adversely affect the performance thereof with respect to date dependent data, compilations, output, or other functions (including but not limited to calculating, comparing and sequencing) and that such computer programs, databases and software will create, store, process and output information related to or including Millennial Dates without error or omissions.

         2.13 Litigation. Schedule 2.13 sets forth a complete list and an accurate description of all claims, actions, suits, proceedings and investigations pending and threatened, by or against or involving the Company or its business. No such pending or threatened claims, actions, suits, proceedings or investigations, if adversely determined, would, individually or in the aggregate, materially adversely affect the business, financial condition, results of operations or prospects of the Company taken as a whole or the transactions contemplated hereby. The Company does not know of any reasonable basis for any other such claim, action, suit, proceeding or investigation. The Company is not subject to any judgment, order or decree entered in any lawsuit or proceeding which may have a material adverse effect on any of its operations, business practices or on its ability to acquire any property or conduct business in any area.

         2.14 Employee Benefit Matters. Neither the Company nor any member of the Control Group (within the meaning of section 414(b) of the Internal Revenue Code of 1986, as amended (the "Code")) maintains, has contributed to or has ever been obligated to contribute to, for, on behalf of or with respect to current or former employees of the Company, any employee benefit plan (as defined in Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended ("ERISA")), multiemployer plan (as defined in ERISA Section 3(37)), stock purchase plan, stock option plan or deferred compensation agreement, plan or funding arrangement. There are no employee welfare benefit plans (as defined in ERISA Section 3(1)) maintained by the Company.

         2.15 Governmental Authorizations and Regulations. The Company has all material licenses, franchises, permits and other governmental authorizations necessary to the conduct of its business, as presently conducted and the same are in full force and effect. The business of the Company is being conducted in compliance in all material respects with all applicable licenses, franchises, permits and other governmental authorizations and, to the best knowledge of Sellers, in compliance in all material respects with all applicable laws, ordinances, rules and regulations of all governmental authorities relating to its properties or applicable to its business. Except as set forth on Schedule 2.15, the Company has not received any notice of any alleged violation of any of the foregoing.

         2.16 Labor Matters. Except as set forth in Schedule 2.16, (i) the Company is in compliance in all material respects with all applicable laws respecting health and occupational safety, employment and employment practices, terms and conditions of employment and wages and hours (including, without limitation, the Federal Immigration Reform and Control Act of 1986), (ii) there is no unfair labor practice complaint against the Company pending or threatened before the National Labor Relations Board, (iii) there are no proceedings pending or threatened before the National Labor Relations Board with respect to the Company, (iv) there are no discrimination charges (relating to sex, age, religion, race, color, national origin, ethnicity, handicap or veteran status or any other basis protected by relevant law) pending before any federal, state or

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local agency or authority  against the Company or any of its  employees,  (v) no grievance which might have a material adverse effect upon the Company is currently pending, (vi) the Company is not bound by any collective bargaining agreement and there is no collective bargaining agreement currently being negotiated by the Company and (vii) the Company has not experienced any material labor difficulty during the past three years.

         2.17 Insurance. The Company maintains and has maintained insurance coverage (including without limitation workers compensation insurance) which is sufficient for compliance with all requirements of law and of all agreements to which the Company is a party. With respect to all policies, all premiums currently payable or previously due and payable with respect to all periods up to and including the Closing Date will have been paid and no notice of cancellation or termination has been received with respect to any such policy. Such policies will remain in full force and effect through the respective dates set forth in such policies without the payment of additional premiums, unless called for in its original terms.

         2.18 Tax Matters. (a) All Federal, state, local and foreign income, profits, franchise, sales, use, occupancy, excise, withholding, payroll, employment and other taxes and assessments (including interest and penalties) payable by, or due from, the Company have been fully paid or adequately disclosed and provided for in the Balance Sheet of the Company.

         (b) The Company has not filed any election or caused any deemed election under Section 338 of the Code.

         (c) The Company is not delinquent in the payment of any taxes and no extensions of time have been granted to the Company to file any return required by applicable law to be filed by it prior to or on the Closing Date, which have expired or will expire on or before the Closing Date without such return having been filed.

         2.19 Environmental Matters. The Company is in material compliance with, and has not done anything to be in material violation of any federal, state or local laws relating to the environment.

         2.20 Brokers and Finders. No Seller has employed any broker or finder and no broker or finder is entitled to any brokerage fees, commissions or finder's fees arising from any act, representation or promise of any of them in connection with the transactions contemplated hereby; provided, however, each Seller so represents and warrants only with respect to that Seller and not with respect to any other Seller.

         2.21 Books and Records. The minute books of the Company, as previously made available to Buyer, contain accurate records in all material respects of all meetings of and corporate actions or written consents by the respective stockholders and Boards of Directors of the Company.

         2.22 Bank Accounts. Sellers will cause the Company to deliver to Buyer at least 3 business days prior to the Closing an accurate and complete list showing the name and address of each bank in which the Company has an account or safe deposit box, the number of any such account or any such box and the names of all persons authorized to draw thereon or to have access thereto.

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         2.23 Other Information.  The information  furnished to Buyer by Sellers or the Company or pursuant to this Agreement, including the exhibits hereto, the schedules identified herein, and in any certificate or other document executed or delivered pursuant hereto by Sellers (which for purposes of this Agreement shall be deemed to be representations and warranties), is not materially false or misleading, does not contain any misstatement of material fact, and does not omit to state any material fact required to be stated in order to make the statements therein not misleading in light of the circumstances under which they were made.

                                   ARTICLE III

                     REPRESENTATIONS AND WARRANTIES OF BUYER

         As of the date hereof and as of the Closing Date, Buyer represents and warrants to Sellers as follows:

         3.01 Organization. Buyer is a corporation duly organized, validly existing and in good standing under the laws of the State of Nebraska.

         3.02 Authority Relative to this Agreement. Buyer has full power, capacity and authority (corporate or otherwise) to execute and deliver this Agreement and to consummate the transactions contemplated hereby. The execution and delivery of this Agreement and the consummation of the transactions contemplated hereby have been duly and validly authorized by the Board of Directors of Buyer and no other proceedings on the part of Buyer or its stockholders are necessary to approve and authorize the execution and delivery of this Agreement or the consummation of the transactions contemplated hereby. This Agreement has been duly and validly executed and delivered by Buyer and (assuming the valid execution and delivery of the Agreement by Sellers) constitutes a legal, valid and binding agreement of Buyer, enforceable against Buyer in accordance with its terms, except as the enforcement thereof may be limited by bankruptcy and other laws of general application relating to creditors' rights and general principles of equity.

         3.03 Consents and Approvals; No Violation. Neither the execution and delivery of this Agreement by Buyer nor the consummation by Buyer of the transactions contemplated hereby, nor compliance by Buyer with any of the provisions hereof, will (i) require Buyer to file or register with, notify, or obtain any permit, authorization, consent, or approval of, any governmental or regulatory authority except for those requirements which become applicable to Buyer as a result of the specific regulatory status of the Company or as a result of any other facts that specifically relate to the business activities in which the Company is or proposes to be engaged; (ii) conflict with or breach any provision of the Articles of Incorporation or by-laws of Buyer; (iii) violate or breach any provision of, or constitute a default (or an event which, with notice or lapse of time or both, would constitute a default under, any of the terms, covenants conditions or provisions of any note, bond mortgage, indenture deed of trust, license, franchise, permit, lease, contract, agreement or other instrument, commitment or obligation to which Buyer is a party, or by which Buyer or any of its properties or assets may be bound, except for such breach or default which would not have a material adverse effect on the transactions contemplated by this Agreement taken as a whole; or (iv) violate any order, writ, injunction, decree, judgment, statute, law or ruling of any court or governmental authority applicable to Buyer or any of its material assets, which violation would have a material adverse effect on the transactions contemplated by this Agreement taken as a whole.

                                       8

         3.04 Litigation; Compliance with Law. Buyer is not a party to any action or proceeding which seeks, or is subject to, any outstanding order, writ, injunction or decree, which restrains or enjoins consummation of the transactions contemplated hereby or which otherwise challenges the transactions contemplated hereby and (ii) there is no litigation, administrative, arbitral or other proceeding, or petition or complaint or, to the knowledge of Buyer, investigation before any court or governmental or regulating authority or body pending or, to the knowledge of Buyer, threatened against or relating to Buyer that would materially adversely affect Buyer's ability to perform its obligations pursuant to this Agreement.

         3.05 Brokers and Finders. Buyer has not employed any broker or finder and, to Buyer's knowledge, no broker or finder is entitled to any brokerage fees, commissions or finder's fees arising from any act, representations or promise of Buyer, in connection with the transactions contemplated hereby.

         3.06 Purchase for Investment. Buyer will acquire all of the outstanding stock of the Company to be purchased by it hereunder for its own account for investment and not with a view toward any resale or distribution thereof.

                                   ARTICLE IV

                            COVENANTS OF THE PARTIES

         4.01 Expenses. Whether or not the transactions contemplated hereby are consummated, all costs and expenses incurred in connection with this Agreement and the transactions contemplated hereby will be paid by the respective party that incurred such cost and expense (it being understood, however, that all legal and accounting fees and expenses so incurred by the Company shall be paid by the Sellers).

         4.02 Transfer Taxes. All transfer taxes (including all stock transfer taxes, if any) incurred in connection with this Agreement and the transactions contemplated hereby will be borne by Sellers, and Sellers will, at their own expense, file all necessary tax returns and other documentation with respect to all such transfer taxes, and, if required by applicable law, the other parties hereto will (and will cause the Company to) join in the execution of any such tax returns or other documentation.

                                    ARTICLE V

                               RELATED AGREEMENTS

         5.01 Termination of Master Agreement and Management Agreement. The parties hereto agree that effective as of the Closing Date, the Master Agreement and the Management Agreement shall be terminated and of no further force or effect.

         5.02 Release. Effective as of the Closing, Kennedy, Brown and Sellers do hereby fully and absolutely release and forever discharge DTN and Buyer and their Affiliates, officers, directors, employees and agents (the "Released Parties") from any and all claims, demands and causes of action of any kind whatsoever, whether known or unknown at the present time, which any of Kennedy, Brown and Sellers may have against any of the Released Parties with respect to actions of any of the Released Parties prior to the date of this Agreement,

                                       9
including without limitations matters relating to the Master Agreement. The foregoing release is intended and shall be construed as a full and complete release of all claims, demands, and causes of action referred to above. This release shall inure to the benefit of the Released Parties and their respective heirs, representatives, successors and assigns.

         5.03 Assignment and Assumption of Leases. Effective as of the Closing, the Company does hereby assign all of its right, title and interest in and to the Office Lease and Furniture Lease to Sellers. Sellers hereby accept such assignment and each Seller hereby jointly and severally agrees to assume all obligations of the Company under the Office Lease and Furniture Lease from and after the Closing Date and to hold Buyer and the Company harmless from any and all liabilities arising under the Office Lease or Furniture Lease from and after the Closing Date. Sellers further agree that promptly after the Closing they will use their best efforts to obtain the release of the Company by the lessors under the Office Lease and Furniture Lease.

                                   ARTICLE VI

                          SURVIVAL AND INDEMNIFICATION

         6.01 Survival of Representations, Warranties and Covenants. All covenants and agreements of any party hereto set forth herein shall survive the Closing for the period provided for in such covenant or, if not so provided, for a period of one year. The representations and warranties set forth herein shall survive the Closing and shall remain in effect for the applicable statute of limitation.

         6.02 Post-Closing Indemnification. (a) From and after the Closing Date, Sellers jointly and severally shall defend, indemnify and hold harmless Buyer and its affiliates (including the Company) and each of their successors, assigns, officers, directors and employees (the "Buyer Indemnitee Group") against and in respect of any and all losses, actions, suits, proceedings, claims, liabilities, damages, causes of action, demands, assessments, judgments, and investigations and any and all costs and expenses paid to third parties, including without limitation, reasonable attorneys' fees and expenses (collectively, "Damages"), suffered by any of them as a result of, or arising from: (i) any inaccuracy in or breach of or omission from any of the representations or warranties made by Sellers in Article II of this Agreement or pursuant hereto, or any nonfulfillment, partial or total, of any of the covenants or agreements made by Sellers in this Agreement to the extent not waived by Buyer in writing; or (ii) any claim, action, suit, proceeding or investigation of any kind relating to or arising from events occurring prior to the Closing Date, instituted by or against or involving the Company or any of its business or assets (other than those claims, actions, suits, proceedings and investigations set forth in Schedule 2.13 of the Disclosure Schedule) regardless of whether such claims, actions, suits, proceedings or investigations are made or commenced before or after the Closing Date, provided that Damages relating to claims, actions, suits, proceedings and investigations that relate to events occurring both before and after the Closing Date shall be equitably allocated between Buyer and Sellers.

         (b) From and after the Closing Date, Buyer shall defend, indemnify and hold harmless Sellers and their heirs, trustees, successors and assigns against and in respect of any and all losses, actions, suits, proceedings, claims, liabilities, damages, causes of action, demands, assessments, judgments, and investigations and any and all costs and expenses paid to third parties, including without limitation, reasonable attorneys' fees and expenses, suffered

                                       10
by any of them as a result of, or arising from, any inaccuracy in or breach of or omission from any of the representations or warranties made by Buyer in
Article III of this Agreement or pursuant hereto, or any non-fulfillment, partial or total, of any of the covenants or agreements made by Buyer in this Agreement to the extent not waived by Sellers in writing.

         (c) If a claim by a third party is made against an indemnified party, and if such party intends to seek indemnity with respect thereto under this
Article VI, the indemnified party shall promptly (and in any case within thirty days of such claim being made) notify the indemnifying party of such claim, provided, however, that the failure to so notify the indemnifying party shall not discharge the indemnifying party of its obligations hereunder except that the indemnifying party shall not be liable for default judgments or any amounts related thereto if the indemnified party shall not have so notified the indemnifying party. Subject to the following sentence, the indemnifying party shall have thirty days after receipt of such notice to undertake, conduct and control, through counsel of its own choosing (which is satisfactory to the indemnified party) the settlement or defense thereof, and the indemnified party shall cooperate with it in connection therewith (provided that the indemnifying party shall permit the indemnified party to participate in such settlement or defense through counsel chosen by the indemnified party, provided that the fees and expenses of such counsel shall be borne by the indemnified party) and the indemnifying party shall promptly reimburse the indemnified party for the full amount of any loss resulting from such claim and all related expenses as incurred by the indemnified party within limits of this Article VI. Notwithstanding anything herein to the contrary, the indemnified party shall have the right to conduct and control the defense of any such claim in the event that such claim (including a claim for equitable relief) or the continuation of such claim could reasonably be expected to materially adversely affect the business, results of operations, prospects or financial condition of the indemnified party or any of its affiliates, provided, however, the indemnified party may not settle any claim for an amount in excess of $25,000 or consent to any settlement which imposes equitable remedies on the indemnifying party or its affiliates without the prior consent of the indemnifying party, which consent shall not be unreasonably withheld, unless the indemnified party agrees to waive any right to indemnity therefor by the indemnifying party. If the indemnifying party does not notify the indemnified party within thirty days after the receipt of the indemnified party's notice of a claim of indemnity hereunder that it elects to undertake the defense thereof or if the indemnifying party is not reasonably contesting the claim in good faith, the indemnified party shall have the right to contest, settle or compromise the claim in the exercise of its reasonable judgment, and all losses incurred by the indemnified party, including all fees and expenses of counsel for the indemnified party, shall be paid by the indemnifying party.

         (d) Claims for indemnification made under this Section 6.02 shall be made within a period of three years from the Closing Date, provided, however, notwithstanding the foregoing, claims for indemnification with respect to any action, lawsuit, proceeding or investigation of any kind relating to or arising out of the matters referred to in Section 6.02(a)(ii) may be made within five years from the Closing Date.

         6.03 Tax Indemnity, Etc. (a) Sellers jointly and severally shall be responsible for and pay all Taxes attributable to the Company or its subsidiaries or for which the Company is liable for any period or portion of a period that ends on or before the Closing Date which have not been paid or adequately provided for in the Balance Sheet. Such Taxes shall include but not be limited to the Taxes of any member of an affiliated group of which the

                                       11

Company was a member for federal income tax purposes or any entity with which the Company filed a combined return for state or local tax purposes.

         (b) Sellers jointly and severally shall indemnify Buyer, the Company and their affiliates and their respective successors and assigns (each, a "Tax Indemnified Party", and collectively, "Tax Indemnified Parties") against and hold the Tax Indemnified Parties harmless on an after-tax basis from all liability, loss or damage and from all expenses paid to third parties (including reasonable attorneys' fees) with respect to all such Taxes described in the immediately preceding clause (a).

         (c) All tax allocation, tax sharing and similar agreements, if any, to which the Company is or was a party at any time on or before the Closing Date shall be terminated as of the Closing Date with respect to the Company. The Company shall have no obligation for the payment of any amount pursuant to any such agreement, except as expressly provided for in the Balance Sheet. The foregoing indemnity obligations of Sellers and the covenants and agreements of the parties contained in this Section 6.03 shall survive the Closing and be applicable for the applicable statute of limitations (as such may be waived or extended).

         (d) For purposes of this Agreement, "Taxes" shall mean all taxes, charges, fees, levies or other assessments, including, without limitation, all net income, gross income, gross receipts, sales, use, ad valorem, transfer, franchise, profits, license, withholding, payroll, employment, excise, estimated, severance, stamp, occupation, property or other taxes, customs duties, fees, assessments or charges of any kind whatsoever, together with any interest and any penalties, additions to tax or additional amounts imposed by any taxing authority (domestic or foreign) upon the Company or its subsidiaries.

                                   ARTICLE VII

                            MISCELLANEOUS PROVISIONS

         7.01 Amendment and Modification. This Agreement may be amended, modified or supplemented only by written agreement of all of the parties hereto.

         7.02 Waiver of Compliance; Consents. Except as otherwise provided in this Agreement, any failure of any of the parties to comply with any obligation, covenant, agreement or condition herein may be waived by the party or parties entitled to the benefits thereof only by a written instrument signed by the party granting such waiver, but such waiver or failure to insist upon strict compliance with such obligation, covenant, agreement or condition shall not operate as a waiver of, or estoppel with respect to, any subsequent or other failure. Whenever this Agreement requires or permits consent by or on behalf of any party hereto, such consent shall be given in writing in a manner consistent with the requirements for a waiver of compliance as set forth in this Section 7.02.

         7.03 No Third Party Beneficiaries. Except as provided in this Agreement, nothing in this Agreement shall confer any rights upon any person or entity which is not a party or a permitted assignee of a party to this Agreement.

         7.04 Notices. All notices, requests, claims, demands and other communications hereunder shall be in writing and shall be deemed to have been duly given when delivered in person, by cable, telegram or telex, telecopy,

                                       12
courier, express mail delivery service, or by registered or certified mail (postage prepaid, return receipt requested) to the respective parties as follows:

         (a)      if to Sellers, Kennedy, Brown or the Company, to:

                  Ms. Marcia C. Kennedy
                  P.O. Box 270746
                  Houston, TX  77277

                  With a copy to:

                  Looper, Reed, Mark & McGraw
                  1300 Post Oak Blvd, Suite 2000
                  Houston, Texas 77056
                  Attn: Robert James

         (b)      if to Buyer or DTN, to:

                  Data Transmission Network Corporation
                  9110 West Dodge Road, Suite 200
                  Omaha, Nebraska  68114
                  Attn: Charles R. Wood, Sr. Vice President

                  with a copy to:

                  Abrahams Kaslow & Cassman
                  8712 West Dodge Road
                  Suite 300
                  Omaha, Nebraska  68114
                  Attn: R. Craig Fry

or to such other address as the person to whom notice is given may have previously furnished to the others in writing in the manner set forth above (provided that notice of any change of address shall be effective only upon receipt thereof).

         7.05 Assignment. This Agreement and all of the provisions hereof shall be binding upon and inure to the benefit of the parties hereto and their respective successors and permitted assigns. Neither this Agreement nor any of the rights, interests or obligations hereunder shall be assigned by any party hereto without the prior written consent of the other parties.

         7.06 Governing Law. This Agreement shall be governed by the law of the State of Nebraska as to all matters, including, but not limited to, matters of validity, construction, effect, performance and remedies without giving effect to the principles of choice of law thereof.

         7.07 Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

                                       13

         7.08 Interpretation. The article and section headings contained in this Agreement are solely for the purpose of reference, are not part of the agreement of the parties and shall not in any way affect the meaning or interpretation of this Agreement.

         7.09 Entire Agreement. This Agreement, including the Exhibits hereto and the documents, schedules, certificates and instruments referred to herein embodies the entire agreement and understanding of the parties hereto in respect of the transactions contemplated by this Agreement. There are no restrictions, promises, representations, warranties, covenants or undertakings, other than those expressly set forth or referred to herein or therein. This Agreement supersedes all prior agreements and understandings between the parties with respect to such transactions.

         7.10   Certain Definitions.

         (a) An "affiliate" of a person shall mean any person which, directly or indirectly, controls, is controlled by, or is under common control with, such person.

         (b) The term "control" (including, with correlative meaning, the terms "controlled by" and "under common control with"), as used with respect to any person, means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of such person, whether through the ownership of voting securities or by contract or otherwise.

         (c) The term "person" shall mean and include an individual, a partnership, a limited liability company, a joint venture, a corporation, a trust, an unincorporated organization and a government or any department or agency thereof.

         (d)  The term "day" shall mean a calendar day unless otherwise stated.

         (e) The term "subsidiary" when used in reference to any other person shall mean any corporation of which outstanding securities having ordinary voting power to elect a majority of the Board of Directors of such corporation are owned directly or indirectly by such other person.

         (f) Whenever any representation or warranty contained in this Agreement is qualified by reference to the knowledge, information or belief of a party, such party confirms that it has made due and diligent inquiry as to the matters that are the subject of such representation and warranty.

         IN WITNESS WHEREOF, the parties hereto have signed, or caused this Agreement to be signed by their respective representatives, as the case may be, as of the date first above written.

                                   DTN ACQUISITION INC., a Nebraska corporation, Buyer

                                   By:/s/ Greg T. Sloma
                                      -------------------------------
                                      Greg T. Sloma
                                   Title:President & COO



                                   DATA  TRANSMISSION  NETWORK
                                   CORPORATION, a Delaware corporation


                                   By: /s/ Greg T. Sloma
                                       ------------------------------
                                       Greg T. Sloma
                                   Title:President & COO



                                   ASSET GROWTH CORPORATION.,
                                   a Delaware corporation

                                   /s/ Marcia C. Kennedy
                                   ----------------------------------------
                                   Marcia C. Kennedy, as Seller and Individually


                                   /s/ Scott L. Brown
                                   ----------------------------------------
                                   Scott L. Brown, as Seller and Individually



                                       14

                                   SCHEDULE 1

                                    Number of                  Percentage of
Name of Seller                    Shares Owned              Cash Purchase Price
--------------------------------------------------------------------------------
Marcia C. Kennedy                    100,000                     33 1/3 %

Scott L. Brown                       200,000                     66 2/3 %
                                    --------                    ----------

         TOTALS                      300,000                      100%

                                       15

                               DISCLOSURE SCHEDULE

None.

                                       16
                                      -67-